CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We hereby consent to the incorporation by reference into the accompanying Registration Statement on Form S-8 for Cal-Bay International, Inc. of our report dated February 15, 2003, relating to the financial statements of Cal-Bay
International,  Inc.  for  the  years  ended  December  31,  2002  and  2001.


/s/Argy  &  Company
-----------------------

ARGY  &  COMPANY

Fountain  Valley,  California
February  10,  2004